Exhibit 10.33


  As of February 7, 1995

       I hereby irrevocably surrender the options granted by that Stock Option Agreement between Reading & Bates Corporation and the undersigned dated October 7, 1993 and (effective as of the 14th day of September, 1993), contingent upon the 1995 Director Stock Option Plan being approved by the Company's stockholders (in accordance with SEC Rule 16b-3) at the Annual Meeting of Stockholders scheduled for May 2, 1995, or any adjournment thereof. If that plan is not so approved by stockholders, this surrender shall be deemed void ab initio and of no further legal effect.


                           C.A. Donabedian